UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2018

Sport Endurance, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-161943	26-2754069
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Hudson Street, 21st Floor Jersey City, NJ	07302
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 846-4280

222 Broadway, 19th Floor, New York, NY 10038
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 14, 2018 (the “Closing Date”), Yield Endurance, Inc., a New Jersey corporation (“Yield”) and wholly-owned subsidiary of Sport Endurance, Inc., a Nevada corporation (the “Company”) entered into a series of agreements providing Yield with bitcoin (“BTC”) and the ability to enter into transactions with Madison Partners LLC as described below.

Under the terms of the agreements, Yield has entered into a Note Purchase Agreement (the “NPA”) with Prism Funding Co. LP (the “Senior Lender”) to borrow $5,000,000 of BTC, which loan has been guaranteed by the Company.   Yield issued a 10% original issue discount Senior Secured Convertible Note (the “Senior Note”) in the principal amount of $5,500,000 and received $5,000,000 of BTC valued as of the Closing Date. The Senior Note is payable 30 days following written demand from the Senior Lender (the “Maturity Date”) and bears interest at a rate of 10% per annum. On the Maturity Date, the Company must repay the Senior Note, as follows: an amount equal to: (a) in the event that the value of BTC on the Maturity Date is less than the value of BTC on the Closing Date, the principal amount of this Senior Note, plus interest; (b) in the event that the value of BTC on the Maturity Date is greater than or equal to the value of BTC on the Closing Date, the principal amount of this Senior Note, plus interest, by return of the number of BTC delivered to Yield on the Closing Date, provided the total value shall equal or exceed all amounts due and owning under the Note.

As additional consideration, the Company issued to the Senior Lender 25,000,000 five-year warrants (the “Warrants”) to purchase the Company’s common stock, exercisable at $0.01 per share.

Yield also entered into a Confidential BTC Lending Program Participation Agreement (the “Bitcoin Agreement”) with Madison Partners LLC (“Madison”) under which Madison will lend Yield’s BTC to third parties. Under the Bitcoin Agreement, Madison will pay Yield an amount equal to the following: (a) 10% of the income from BTC lending plus (b) 50% of the income in excess of 10% on all BTC loans made by Madison using Yield’s BTC. In the event that the Senior Note becomes due and payable, Madison agrees to take steps to re-deliver the BTC to Yield prior to the Maturity Date, or alternatively, deliver cash equal to the value of the BTC on the date of notice of termination of the Bitcoin Agreement. In connection with the NPA, Yield also entered into an Account Control Agreement (the “Control Agreement”). As further described under Item 2.03 below, the Company and Yield also entered into a Subordination Agreement with the Junior Lender, as defined.

The Senior Lender and Madison are under common control and affiliates hold general and limited partnership interests in the Junior Lender and its general partner as more fully described in Item 2.03 below.

The foregoing descriptions of the Senior Note, the Warrants, the Note Purchase Agreement, the Guaranty, the Bitcoin Agreement, the Control Agreement, and the Subordination Agreement, (collectively, the “Transaction Documents”) do not purport to be complete and are qualified in their entirety by the terms and conditions of the Transaction Documents attached hereto as Exhibit 4.1, 4.2, 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 9, 2018 (the “Effective Date”), the Company entered into a Securities Purchase Agreement (the “SPA”) with an investor (the “Junior Lender”) pursuant to which the Company issued and sold a Senior Secured Convertible Note (the “Note”) to the Junior Lender in the principal amount of $777,202 with an original issue discount of 3.5%, and received gross proceeds of $750,000. The Note matures on December 9, 2018 (the “Note Maturity Date”) and bears interest at a rate of 10% per annum. On the Note Maturity Date, the Company must repay an amount equal to 120% of the outstanding principal and accrued interest. Beginning on the Effective Date, the Junior Lender may elect to convert the Note into common stock of the Company at a price of $0.01 per share, subject to adjustment (the “Conversion Price”). In addition, the Note is redeemable by the Company for 90 days following the Effective Date at an amount equal to 120% of the Note’s outstanding principal and accrued interest, and thereafter at an amount equal to 130% of the Note’s outstanding principal and accrued interest, subject in either case to upward adjustment to the extent the closing price of the Company’s common stock on the OTCQB, or other principal market, exceeds the Conversion Price. As additional consideration, the Company issued the Junior Lender a total of 1,554,405 five-year warrants (the “Note Warrants”) to purchase the Company’s common stock, which are exercisable at $0.01 per share. The Junior Lender previously loaned the Company $241,250 evidenced by a $250,000 3.5% original discount convertible note due December 9, 2018. See Form 8-K filed February 21, 2018. The conversion price of that convertible note and the exercise price of the Warrants have been reduced to $0.01 per share as the result of the Warrants issued to the Senior Lender.

The Junior Lender is a Delaware limited partnership (the “Partnership”). Its general partner is a Delaware limited liability company (the “LLC”). The Senior Lender and Madison are under common control. Affiliates of the Senior Lender and Madison own a material minority interest in the LLC and one affiliate owns a significant majority interest in the Partnership.

In connection with the issuance of the Senior Note, Yield and the Company entered into a Subordination Agreement (the “Subordination Agreement”) with the Junior Lender. The Subordination Agreement provides that payment of the existing and future debt of the Company held by the Junior Lender shall be subordinate to the Senior Note.

Information concerning the Senior Note is incorporated by reference from Item. 1.01.

The foregoing descriptions of the Note, the Note Warrants, and the SPA (collectively, the “Transaction Documents”) do not purport to be complete and are qualified in their entirety by the terms and conditions of the Transaction Documents. A copy of each of the form of the Note, the Note Warrants, and the SPA is attached hereto as Exhibit 4.3, 4.4, and 10.6 respectively, and are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure included under Item 1.01 and Item 2.03, above, are incorporated by reference herein. The Senior Note, the Warrants, the Note, the Note Warrants and the shares of common stock issuable upon exercise of the Warrants and Note Warrants (the “Shares”) have not been registered under the Securities Act of 1933 (the “Securities Act”) and were issued and sold in reliance upon the exemption from registration contained in Section 4(a)(2) of the Securities Act and Rule 506(b) promulgated thereunder. The Senior Lender and Junior Lender acquired the securities for investment and each acknowledged that it is an accredited investor as defined by Rule 501 under the Securities Act. The Senior Note, the Warrants, the Note, the Note Warrants and the shares of common stock issuable thereunder may not be offered or sold in the absence of an effective registration statement or exemption from the registration requirements under the Securities Act.

Item 8.01	Other Events.

Investors should review the Risk factors relating to the transactions described in this Current Report on Form 8-K, the cryptocurrency and blockchain businesses and the Company and its common stock which follow below. The risk factors supplement and update the risk factors disclosure contained in our Annual Report on Form 10-K for the fiscal year ended August 31, 2017, filed with the Securities and Exchange Commission on November 20, 2017.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the following Risk Factors before deciding whether to invest in our Company. Additional risks and uncertainties not presently known to us, or that we currently deem immaterial, may also impair our business operations or our financial condition. If any of the events discussed in the Risk Factors below occur, our business, consolidated financial condition, results of operations or prospects could be materially and adversely affected. In such case, the value and marketability of the common stock could decline.

You should recognize that we have been unable to generate material revenues from our legacy business. As a result, we made a decision to enter the blockchain and cryptocurrency business, a business which is subject to special risks described below.

Risks Relating to Our Financial Condition

If we cannot complete a financing in the near future, we will be required to cease operations.

We incurred a net loss of $1,743,258 during the year ended August 31, 2017. The Company has a history of incurring losses. The Company incurred net losses of approximately $1,743,258 and $933,761 in 2017 and 2016, respectively. As of March 9, 2018, we have approximately $1 million of cash available, and we have negative working capital. Assuming that the Senior Lender does not demand payment of the Senior Note and the holder of our outstanding convertible notes, extend the notes or convert them, we expect that we can manage our accounts payable and sustain operations for at least 12 months. To remain operational beyond that time, we must complete a financing. Because small companies like ours generally face more obstacles in obtaining financing, we cannot assure you that we will be successful in raising additional capital if needed. For the past two years, we have principally relied upon one institutional investor (the “Junior Lender”), which has lent us money and acquired convertible notes from other investors. We cannot assure you that the Junior Lender will continue to provide us with future loans or another form of financing. In this regard, in order for Yield to borrow the $5,000,000 of Bitcoin, the Junior Lender had to subordinate its rights to payment and its first priority lien on our assets to the Senior Lender’s rights under the Senior Note.

Our ability to continue as a going concern is in doubt unless we obtain adequate new debt or equity financing and generate sufficient revenues.

As noted above, we have incurred significant net losses to date. We anticipate that we will continue to lose money for the foreseeable future. Additionally, we have negative cash flows from operations and negative working capital. We have incurred significant risk in borrowing the Bitcoin and cannot predict whether the Madison transaction will generate substantial revenues to fund working capital or pay the principal and interest under the Senior Note.

Because of the structure of the Senior Note transaction and our delivery of the Bitcoin under the Bitcoin Agreement, we may be unable to pay the Senior Note if payment is demanded in which event we would cease operations.

The Senior Note and the Bitcoin Agreement have the following key terms:

•	Yield borrowed $5 million of Bitcoin;
•	On 30 days’ notice, Yield is required to pay $5.5 million in cash or Bitcoin plus 10% per annum interest;
•	We guaranteed the Senior Note;
•	Madison intends to lend the Bitcoin to short sellers (the “Borrowers”) in exchange for fees;
•
Madison has agreed to use its best efforts to cause the Borrowers to deposit cash collateral into a segregated or escrow-type account, designed to shield it from Madison’s creditors other than Yield and the Borrowers from Madison;

•	The cash collateral amount will be equal to 100% of the value of Bitcoin as of the time of Madison’s loan; and
•	The Company retains the right to veto any loans made by Madison to the Borrowers.

The Senior Lender is most likely to demand payment of the Senior Note if the price of Bitcoin falls. Under those circumstances the Company will be unable to pay the Senior Note even if it can access the cash collateral.  In addition, if Madison encounters financial difficulties, its creditors or creditors of the Borrowers may seek access to the cash in the segregated account. Any litigation even if we are successful could be resolved after Yield has defaulted under the Senior Note. Further, a bankruptcy proceeding is likely to delay Yield from accessing the cash. Under any of the above circumstances, we would likely be unable to pay the Senior Note and would cease operations.

Risk of Future Cryptocurrency Legislation and Regulation

Because of sharp run ups in the price of Bitcoin and other cryptocurrencies and the recent declines as well as a number of fraudulent and other wrongful campaigns affecting cryptocurrency, the Securities and Exchange Commission (the “SEC”), other federal regulators and state regulators, and foreign authorities have recently increased their focus on cryptocurrency issuances and trading and it is likely that there will be future legislation and additional rule, which may adversely affect the business of the Company.

In public speeches, the Chairmen of the SEC has focused substantial attention and concerns related to the issuance and trading of cryptocurrency. The SEC has also filed lawsuits, suspended trading of cryptocurrency companies, taken administrative action to stop an initial coin offering (“ICO”) and is reportedly issuing subpoenas relating to promotion of ICOs. This heightened focus seems to be driven by investor concerns particularly with regard to so–called “main street” investors. Until recently, little or no regulatory attention has been directed toward Bitcoin, other cryptocurrency and the markets where they trade by U.S. federal and state governments, foreign governments and self-regulatory agencies. As Bitcoin and other cryptocurrency have grown in popularity and in market size and with the extreme volatility, the SEC has questioned whether ICOs and cryptocurrencies are securities. Based on enforcement actions brought by the SEC and speeches by its Chairman, it seems likely that the SEC will find ICOs are, in all cases, to be securities applying the facts and circumstances approach. The Company does not intend to acquire ICOs.

On July 25, 2017, the SEC issued its Report which concluded that cryptocurrency or tokens issued for the purpose of raising funds may be securities within the meaning of the federal securities laws. The Report focused on the activities of a virtual organization which offered tokens in exchange for ether which is the second largest reported cryptocurrency. The Report emphasized that whether a cryptocurrency is a security is based on the facts and circumstances. Although the Company’s activities are not focused on using cryptocurrency to raise capital or assisting others that do so, the federal securities laws are very broad, and there can be no assurances that the SEC will not take enforcement action against the Company in the future including for the sale of unregistered securities in violation of the Securities Act or acting as an unregistered investment company in violation of the 1940 Act. The SEC has taken various actions against persons or entities misusing Bitcoin in connection with fraudulent schemes (i.e., Ponzi scheme), inaccurate and inadequate publicly disseminated information, and the offering of unregistered securities. More recently, the SEC suspended trading of a number of cryptocurrency public companies.  To the extent Bitcoin is determined to be a security or to the extent that a US or foreign government or quasi-governmental agency exerts regulatory authority over the trading and ownership, trading or ownership in Bitcoin, an investment in us may be adversely affected. Very recently there has been much discussion concerning the need for legislation and underlying regulation to address these concerns.

A similar message is being expressed overseas by regulators. While the Company cannot predict what kind of legislation and regulation may be enacted in the future, it is possible that any such legislation and regulation may adversely affect the Company which could cause our stock price to fall sharply.

If regulatory changes or interpretations require the regulation of cryptocurrency under the Securities Act of 1933 (the “Securities Act”) and the Company under the Investment Company Act of 1940 (the “1940 Act”) by the SEC, we may be required to register and comply with such regulations, which may result in extraordinary, non-recurring expenses to us.

Current and future legislation, SEC rulemaking and other regulatory developments, including interpretations released by a regulatory authority, may impact the manner in which cryptocurrency is treated for classification and clearing purposes. The SEC’s July 25, 2017 Report of Investigation Pursuant to Section 21(a) of the Securities Exchange Act of 1934: The DAO (the “Report”) expressed its view that cryptocurrency may be securities depending on the facts and circumstances. We are not aware of any rules that have been proposed to regulate cryptocurrency as securities. We cannot be certain as to how future regulatory developments will impact the treatment of cryptocurrency under the law. Such additional registrations may result in extraordinary, non-recurring expenses, thereby materially and adversely impacting an investment in us. If we determine not to comply with such additional regulatory and registration requirements, we may seek to cease certain of our operations. Any such action may adversely affect an investment in us.

To the extent that cryptocurrency including Bitcoin and any other cryptocurrency we may acquire are deemed by the SEC to fall within the definition of a security, we may be required to register and comply with additional regulation under the 1940 Act, including additional periodic reporting and disclosure standards and requirements and the registration of our Company as an investment company. In addition, as our percentage ownership of securities increases, the volatility of cryptocurrencies we own may cause us to inadvertently cross this 40% threshold. While we would have one-year to cure a violation which can only occur once in a three-year period.

Additionally, one or more states may conclude Bitcoin or other cryptocurrency we may own are a security under state securities laws which would require registration under state laws including merit review laws which would adversely impact us since we would likely not comply. Some states including California define the term “investment contract” more strictly than the SEC. Such additional registrations may result in extraordinary, non-recurring expenses of our Company, thereby materially and adversely impacting an investment in our Company. If we determine not to comply with such additional regulatory and registration requirements, we may seek to cease all or certain parts of our operations. Any such action would likely adversely affect an investment in us and investors may suffer a complete loss of their investment.

If cryptocurrencies such as Bitcoin are found to be securities, our business model may not be successful.

Bitcoin is the oldest and most well-known form of cryptocurrency. Bitcoin and other forms of cryptocurrencies have been the source of much regulatory consternation, resulting in differing definitional outcomes without a single unifying statement. When the interests of investor protection are paramount, for example in the offer or sale of ICO tokens, the SEC has no difficulty concluding that the token offerings are securities under the “Howey” test as stated by the United States Supreme Court. As such, ICO offerings would require registration under the Securities Act or an available exemption therefrom for offers or sales in the United States to be lawful. Section 5 of the Securities Act provides that, unless a registration statement is in effect as to a security or it is exempt, it is unlawful for any person, directly or indirectly, to engage in the offer or sale of securities. To date, we are not aware of any court that has considered whether or not any forms of cryptocurrency are involved in the offer and sale of a security. In contrast, the SEC’s Chairman has stated that all ICOs of which he is aware involve the sale of a security. In any event, our counsel has advised us that it does not believe that Bitcoin is a security. Although we do not believe our activities require registration for us to conduct such activities, the SEC or a state, state securities regulator may challenge our position, and we may face regulation under the Securities Act or the 1940 Act. Such regulation or the inability to meet the requirements to continue operations, would have a material adverse effect on our business and operations.

If Bitcoin were held to be a security, we may be exposed to liabilities to the SEC and parties which borrow such Bitcoin from us. We may face similar issues with various state securities regulators who may interpret our actions as requiring registration under state securities laws.

If we acquire cryptocurrencies which are securities, even unintentionally, we may violate the 1940 Act and incur potential third-party liabilities.

The Company presently only owns Bitcoin, although subject to available capital it may acquire other cryptocurrencies in the future. The Company intends to comply with the 1940 Act in all respects. To that end, if the Company acquires cryptocurrencies which are determined to constitute investment securities of a kind that subject the Company to registration and reporting under the 1940 Act, the Company will limit its holdings of securities  to less than 40% of its assets (excluding cash). Section 3(a)(1)(C) of the 1940 Act defines “investment company” to mean any issuer that is engaged in the business of investing in securities, having a value exceeding 40% of the value of such issuer’s total assets (exclusive of cash). If we violate this 40% limit, we will have one-year to cure by getting our investment securities below the 40% test. However, we may only do this every three years. What complicates this is (i) we may inadvertently surpass the 40% limit due to a spike in the price of a security we own or (ii) a court or the SEC administratively may rule that cryptocurrencies we own are securities. If we ever are required to register as an investment company, we may be required to cease operations.

If Madison or any other Borrowers engages in activity as on online trading platform or exchange and trade cryptocurrencies that are securities, there is a risk that the SEC will take an action to shut down the exchange which could result in a material adverse effect upon our relationship with Madison and our financial condition.

On March 7, 2018, the SEC staff issued a statement entitled “Statement on Potentially Unlawful Online Platforms for Trading Digital Assets.” The impact of the Statement is that online platforms or exchanges which trade cryptocurrencies that are securities and are not registered with the SEC as national securities exchanges violate the Exchange Act. We do not know what Madison’s other activities are nor do we have the ability to learn what the activities of its Borrowers are. If any of these parties operate platforms that for the trading of   cryptocurrencies which are securities in contrast to Bitcoin, the SEC could bring an action to halt the trading which could have a material adverse effect upon our relationship with Madison and our financial condition.  Among other things, we may be unable to access the Bitcoin or cash in the segregated account and the price of the Bitcoin may fall.  Further, see the risk factors at pages 2-4 relating to the possibility that the SEC or a private litigant could claim that Bitcoin is a security.

If regulatory changes or actions occur, it may restrict the use of cryptocurrency in a manner that adversely affects an investment in us.

Local state regulators such as the New York State Department of Financial Services (the “NYSDFS”) have also initiated examinations of Bitcoin, the Bitcoin Network and the regulation thereof. In 2015 the NYSDFS issued its final BitLicense regulatory framework. The BitLicense regulates the conduct of businesses that are involved in “virtual currencies” in New York or with New York customers and prohibits any person or entity involved in such activity to conduct activities without a license. For that reason, the Company ceased doing business in New York and it and Yield, a New Jersey corporation, opened a New Jersey office. If New Jersey or Illinois where Madison is based adopt similar laws or regulations, we (or Madison) may be required to cease operating in a state where the regulatory scheme prohibits our business or make compliance too burdensome or expensive. As more states regulate cryptocurrency investing and trading, we may be required to cease operation.

Bitcoin currently faces an uncertain regulatory landscape in not only the United States but also in many foreign jurisdictions such as the European Union, China, South Korea and Russia.

The effect of any future regulatory change on us, Bitcoin, or other cryptocurrency is impossible to predict, but such change could be substantial and adverse to us and could adversely affect an investment in us.

If our business activities require us to register as a money services business or money transmitter under regulations promulgated by the Financial Crimes Enforcement Network (“FinCEN”) under the U.S. Bank Secrecy Act or any state law, the Company may cease its business operations.

The Company is engaged in a business relationship with Madison which lends Bitcoin to third parties. Although the Company does not believe this business activity categorizes it as a money services business (“MSB”) or a money transmitter (“MT”) under regulations promulgated by FinCEN under the Bank Secrecy Act or any state law, changing regulations or regulatory interpretations of its business activities may require it to register and comply with such regulations, which mandate the implementation of anti-money laundering programs, reporting to FinCEN or a state regulatory authority, and maintenance of certain records. In the event of any such requirements, to the extent the Company decides to continue, the required registrations, licensure and regulatory compliance steps may result in extraordinary, recurring expenses to the Company.  Additionally, in the event that companies that we do business with are not properly registered our business will be adversely affected and we may be liable for being an unlicensed MSB or MT. In this regard, Madison is registered as an MSB.

To the extent that the activities of the Company cause it to be deemed a MSB or MT or equivalent designation, the Company may be required to seek a license or otherwise register with the U.S. Department of Treasury or a state regulator and comply with state regulations that may require the implementation of anti-money laundering programs, maintenance of certain records and other operational requirements. In addition to New York’s BitLicense framework for businesses that conduct “virtual currency business activity,” the Conference of State Bank Supervisors has proposed a model form of state level “virtual currency” regulation and additional state regulators including those from California, Idaho, Virginia, Kansas, Texas, South Dakota and Washington have made public statements indicating that virtual currency businesses may be required to seek licenses as MSBs or MTs. In July 2016, North Carolina updated the law to define “virtual currency” and the activities that trigger licensure in a business-friendly approach that encourages companies to use virtual currency and blockchain technology. Specifically, the North Carolina law does not require miners or software providers to obtain a license for multi-signature software, smart contract platforms, smart property, colored coins and non-hosted, non-custodial wallets. Starting January 1, 2016, New Hampshire requires anyone who exchanges a digital currency for another currency must become a licensed and bonded MT. Washington recently passed legislation requiring that virtual currency exchanges be registered as MSBs or MTs, that virtual currency exchanges agree to third-party security audits of their transmission systems, and that they post surety bonds to cover the cost of certain customer claims. In numerous other states, including Connecticut and New Jersey, legislation is being proposed or has been introduced regarding the treatment of Bitcoin and other cryptocurrency. The Company will continue to monitor for developments in such legislation, guidance or regulations.

Regulators in Missouri and New York have brought cases against businesses or individuals for operating unlicensed MSBs or MTs relating to the transmission of virtual currency. Additionally, federal regulators have investigated and prosecuted cases in Ohio and Michigan relating to unlicensed MSBs or MTs. FinCEN recently announced that mining and investing in virtual currency for personal use does not constitute activity requiring a MSB or MT license.

If we are deemed to be a MSB or MT, the Company may decide to cease operations or may not be capable of complying with certain federal or state regulatory obligations applicable to MSBs and MTs. Any termination of Company operations in response to changed regulatory circumstances or interpretations at the federal or state levels will adversely affect our business and your investment in the Company.

It may be illegal now, or in the future, to acquire, own, hold, sell or use cryptocurrency in one or more countries, and ownership of, holding or trading in our securities may also be considered illegal and subject to sanction.

Although cryptocurrency is currently not regulated or is lightly regulated in most countries, including the United States, one or more countries such as China, South Korea or Russia may take regulatory actions in the future that severely restricts the right to acquire, own, hold, sell or use cryptocurrency or to exchange cryptocurrency for fiat currency. Such an action may also result in the restriction of ownership, holding or trading in our securities. Such restrictions may adversely affect an investment in us, if we elect to do business outside of the United States.

If federal or state legislatures or agencies initiate or release tax determinations that change the classification of cryptocurrency as property for tax purposes (in the context of when such Bitcoin are held as an investment), such determination could have a negative tax consequence on our Company or our shareholders.

Current Internal Revenue Service (“IRS”) guidance indicates that cryptocurrency such as Bitcoin should be treated and taxed as property, and that transactions involving the payment of Bitcoin for goods and services should be treated as barter transactions. While this treatment creates a potential tax reporting requirement for any circumstance where the ownership of the cryptocurrency passes from one person to another, usually by means of cryptocurrency transactions (including off-blockchain transactions), it preserves the right to apply capital gains treatment to those transactions.

On December 5, 2014, the New York State Department of Taxation and Finance issued guidance regarding the application of state tax law to cryptocurrency such as Bitcoin. The agency determined that New York State would follow the IRS guidance with respect to the treatment of cryptocurrency such as Bitcoin for state income tax purposes. Furthermore, they defined cryptocurrency such as Bitcoin to be a form of “intangible property,” meaning the purchase and sale of Bitcoin for fiat currency is not subject to state income tax (although transactions of Bitcoin for other goods and services may be subject to sales tax under barter transaction treatment). It is unclear if other states will follow the guidance of the IRS and the New York State Department of Taxation and Finance with respect to the treatment of cryptocurrency such as Bitcoin for income tax and sales tax purposes. If a state adopts a different treatment, such treatment may have negative consequences including the imposition of a greater tax burden on investors in Bitcoin or imposing a greater cost on the acquisition and disposition of Bitcoin, generally; in either case potentially having a negative effect on prices in the cryptocurrency exchange market and may adversely affect an investment in our Company.

Foreign jurisdictions may also elect to treat cryptocurrency such as Bitcoin differently for tax purposes than the IRS or the New York State Department of Taxation and Finance. To the extent that a foreign jurisdiction with a significant share of the market of Bitcoin users imposes onerous tax burdens on Bitcoin users, or imposes sales or value added tax on purchases and sales of Bitcoin for fiat currency, such actions could result in decreased demand for Bitcoin in such jurisdiction, which could impact the price of Bitcoin or other cryptocurrency and negatively impact an investment in our Company.

Since there has been limited precedence set for financial accounting or taxation of cryptocurrency it is unclear how we will be required to account for digital asset transactions and the taxation of our businesses.

There is currently no authoritative literature under accounting principles generally accepted in the United States which specifically addresses the accounting for cryptocurrency. Therefore, by analogy, we intend to record cryptocurrency similar to financial instruments under ASC 825, Financial Instruments, because the economic nature of these cryptocurrency is most closely related to a financial instrument such as an investment in a foreign currency.

In 2014, the IRS issued guidance in Notice 2014-21 that classified cryptocurrency as property, not currency, for federal income tax purposes. But according to the requirements of the Fair Trade and Accurate Credit Transactions Act, which requires foreign financial institutions to provide the IRS with information about accounts held by U.S. taxpayers or foreign entities controlled by U.S. taxpayers, cryptocurrency exchanges, in the ordinary course of doing business, are considered financial institutions.

On November 30, 2016, a federal judge in the Northern District of California granted an IRS application to serve a “John Doe” summons on Coinbase Inc., which operates a cryptocurrency wallet and exchange business. The summons asked Coinbase to identify all U.S. customers who transferred convertible cryptocurrency from 2013 to 2015. The IRS is trying to get cryptocurrency owners to report the value of their wallets to the federal government and the IRS is treating cryptocurrency as both property and currency.

We believe that all of our cryptocurrency activities will be accounted for on the same basis regardless of the form of cryptocurrency. A change in regulatory or financial accounting standards or interpretation by the IRS or accounting standards or the SEC could result in changes in our accounting treatment, taxation and the necessity to restate our financial statements. Such a restatement could negatively impact our business, prospects, financial condition and results of operation. Further, actions by the IRS or other regulators which impinge on the anonymity of cryptocurrency may adversely affect our future business and prospects and reduce the value of our cryptocurrency.

Risks Related to Cryptocurrency

The further development and acceptance of cryptocurrency networks and other cryptocurrency, which represent a new and rapidly changing industry, are subject to a variety of factors that are difficult to evaluate. The slowing or stopping of the development or acceptance of cryptocurrency systems may adversely affect an investment in us.

Cryptocurrency such as Bitcoin, that may be used, among other things, to buy and sell goods and services are a new and rapidly evolving industry of which the cryptocurrency networks are prominent, but not unique, parts. The growth of the cryptocurrency industry in general, and the cryptocurrency networks of Bitcoin in particular, are subject to a high degree of uncertainty. There is no assurance that a person who accepts a digital currency as payment today will continue to do so in the future. The factors affecting the further development of the cryptocurrency industry, as well as the cryptocurrency networks, include:

•	continued worldwide growth in the adoption and use of Bitcoin and other cryptocurrency;
•
government and quasi-government regulation of Bitcoin and other cryptocurrency and their use, or restrictions on or regulation of access to and operation of the cryptocurrency network or similar cryptocurrency systems;

•	the maintenance and development of the open-source software protocol of the Bitcoin network;
•	changes in consumer demographics and public tastes and preferences;
•	the availability and popularity of other forms or methods of buying and selling goods and services, including new means of using fiat currencies;
•	general economic conditions and the regulatory environment relating to cryptocurrency; and
•	the impact of regulators focusing on cryptocurrency and digital securities and the costs associated with such regulatory oversight.

A decline in the popularity or acceptance of the cryptocurrency networks of Bitcoin or similar cryptocurrency systems, could adversely affect an investment in us.

Because, there is relatively small use of cryptocurrency in the retail and commercial marketplace in comparison to relatively large use by speculators, it may contribute to price volatility that could adversely affect an investment in us.

As relatively new products and technologies, cryptocurrency and the blockchain networks on which they exist have only recently become widely accepted as a means of payment for goods and services by some major retail and commercial outlets, and use of cryptocurrency by consumers to pay such retail and commercial outlets remains limited. Conversely, a significant portion of demand for cryptocurrency is generated by speculators and investors seeking to profit from the short- or long-term holding of such cryptocurrency. A lack of expansion of cryptocurrency into retail and commercial markets, or a contraction of such use, may result in increased volatility or a reduction in the price of all or any cryptocurrency, either of which could adversely impact an investment in us.

If significant contributors to the Bitcoin network could propose amendments to the network’s protocols and software and the amendments are accepted and authorized by such network, it could adversely affect an investment in us.

With respect to the Bitcoin network, a small group of individuals contribute to the Bitcoin Core project. These individuals can propose refinements or improvements to the Bitcoin network’s source code through one or more software upgrades that alter the protocols and software that govern the Bitcoin network and the properties of Bitcoin, including the irreversibility of transactions and limitations on the mining of new Bitcoin. To the extent that a significant majority of the users and miners on the Bitcoin network install such software upgrade(s), the Bitcoin network would be subject to new protocols and software that may adversely affect an investment in us. In the event a developer or group of developers proposes a modification to the Bitcoin network that is not accepted by a majority of miners and users, but that is nonetheless accepted by a substantial plurality of miners and users, two or more competing and incompatible blockchain implementations could result. This is known as a “hard fork” which could materially and adversely affect the perceived value of Bitcoin as reflected on one or both incompatible blockchains, which may adversely affect an investment in us. The same risk applies if we diversify our business in the future and make investments in the blockchain and cryptocurrency business. Other generic Bitcoin-type risks apply if we diversify our investment portfolio.

Forks in the Bitcoin network may occur in the future which may affect the value of Bitcoin held by us.

On August 1, 2017 Bitcoin’s blockchain was forked and Bitcoin Cash was created. The fork resulted in a new blockchain being created with a shared history, and a new path forward. Bitcoin Cash has a block size of 8mb and other technical changes. On October 24, 2017, Bitcoin’s blockchain was forked and Bitcoin Gold was created. The fork resulted in a new blockchain being created with a shared history, and new path forward, Bitcoin Gold has a different proof of work algorithm and other technical changes. The value of the newly created Bitcoin Cash and Bitcoin Gold may or may not have value in the long run and may affect the price of Bitcoin if interest is shifted away from Bitcoin to the newly created cryptocurrency. If a fork occurs on a Bitcoin network, it may have a negative effect on the value of the Bitcoin and may adversely affect an investment in us.

Because of our involvement in the blockchain and cryptocurrency business, it is more likely that we may be the target of security breaches, computer viruses and computer hacking attacks, which in turn may harm our business and results of operations.

Security breaches, computer malware and computer hacking attacks have become more prevalent in our industry and may occur on our systems in the future. This risk is accentuated because hackers may be more inclined to hack us in anticipation of stealing our cryptocurrency. Any security breach caused by hacking, which involves efforts to gain unauthorized access to information or systems, or to cause intentional malfunctions or loss or corruption of data, software, hardware or other computer equipment, and the inadvertent transmission of computer viruses could harm our business, financial condition and operating results. Though it is difficult to determine what harm may directly result from any specific interruption or breach, any failure to maintain performance, reliability, security and availability of our network infrastructure to the satisfaction of our users may harm our reputation and our ability to retain existing users and attract new users.

Because the Bitcoin exchanges on which Bitcoin trade are relatively new and, in most cases, largely unregulated, they may be more exposed to fraud and failure than established, regulated exchanges for other products.

The Bitcoin exchanges on which Bitcoin trade are new and, in most cases, largely unregulated. Furthermore, many Bitcoin exchanges (including several of the most prominent United States dollar denominated Bitcoin exchanges) do not provide the public with significant information regarding their ownership structure, management teams, corporate practices or regulatory compliance. As a result, the marketplace may lose confidence in, or may experience problems relating to, Bitcoin exchanges, including prominent exchanges handling a significant portion of the volume of Bitcoin trading.

For example, over the past several years, a number of Bitcoin exchanges have been closed due to fraud, failure or security breaches. In many of these instances, the customers of such Bitcoin exchanges were not compensated or made whole for the partial or complete losses of their account balances in such Bitcoin exchanges. While smaller Bitcoin exchanges are less likely to have the infrastructure and capitalization that make larger Bitcoin exchanges more stable, larger Bitcoin exchanges are more likely to be appealing targets for hacker and “malware” (i.e., software used or programmed by attackers to disrupt computer operation, gather sensitive information or gain access to private computer systems). In January 2018, it was reported that $530 million of cryptocurrency were missing from a Japanese exchange. Further, the collapse of the largest Bitcoin exchange in 2014 suggests that the failure of one component of the overall Bitcoin ecosystem can have consequences for both users of a Bitcoin exchange and the Bitcoin industry as a whole.

A lack of stability in the Bitcoin exchange market and the closure or temporary shutdown of Bitcoin exchanges due to fraud, business failure, hackers or malware, or government-mandated regulation may reduce confidence in the Bitcoin networks and result in greater volatility in Bitcoin values. These potential consequences of a Bitcoin exchange’s failure could adversely affect an investment in us.

If political or economic crises motivate large-scale sales of cryptocurrency, it could result in a reduction in some or all cryptocurrency’ values and adversely affect an investment in us.

As an alternative to fiat currencies that are backed by central governments, cryptocurrency such as Bitcoin, which are relatively new, are subject to supply and demand forces based upon the desirability of an alternative, decentralized means of buying and selling goods and services, and it is unclear how such supply and demand will be impacted by geopolitical events. Nevertheless, political or economic crises may motivate large-scale acquisitions or sales of cryptocurrency either globally or locally. Large-scale sales of cryptocurrency would result in a reduction in their value and could adversely affect an investment in us. The recent dramatic drop in the value of Bitcoin and other cryptocurrency seems likely to have resulted from substantially selling and possibly small investor panic.

Because demand for Bitcoin is driven, in part, by its status as the most prominent and secure cryptocurrency, it is possible that cryptocurrency other than Bitcoin could have features that make them more desirable to a material portion of the cryptocurrency user base this could result in a reduction in demand for Bitcoin, which could have a negative impact on the price of Bitcoin and adversely affect an investment in us.

Bitcoin holds a “first-to-market” advantage over other cryptocurrency. This first-to-market advantage is driven in large part by having the largest user base and, more importantly, the largest combined mining power in use to secure their respective blockchains and transaction verification systems. Having a large mining network results in greater user confidence regarding the security and long-term stability of a Bitcoin’s network and its blockchain; as a result, the advantage of more users and miners makes a Bitcoin more secure, which makes it more attractive to new users and miners, resulting in a network effect that strengthens the first-to-market advantage.

As of February 21, 2018, there were over 1,500 alternate cryptocurrency tracked by CoinMarketCap, having a total market capitalization (including the market capitalization of Bitcoin) of approximately $475 billion, using market prices and total available supply of Bitcoin. Despite the marked first-mover advantage of the Bitcoin network over other cryptocurrency networks, it is possible that another cryptocurrency could become materially popular. If a cryptocurrency obtains significant market share (either in market capitalization, mining power or use as a payment technology), this could reduce Bitcoin’s market share as well as other cryptocurrency we may become involved in and have a negative impact on the demand for, and price of, such cryptocurrency and could adversely affect an investment in us.

To the extent that we own cryptocurrencies, we are subject to a risk that we will lose the private key necessary to convert it to cash or sell it, or the private key will be hacked.

We own cryptocurrency and expect that we will continue to do so. A private key, which is a complex numeric password is necessary to convert cryptocurrency to cash or sell it. While we have established procedures to safeguard our private key, if our procedures are insufficient or if we are hacked, we will irrevocably lose the value of our cryptocurrency. If a foreign third party has already gained access to our system while using our private key the third party may be able to access and manipulate our cryptocurrency.

Because Bitcoin transactions are irrevocable and stolen or incorrectly transferred Bitcoin may be irretrievable, any incorrectly executed Bitcoin transactions could adversely affect an investment in us.

Bitcoin transactions are not, from an administrative perspective, reversible without the consent and active participation of the recipient of the transaction or, in theory, control or consent of a majority of the processing power on the respective Bitcoin network. Once a transaction has been verified and recorded in a block that is added to the blockchain, an incorrect transfer of Bitcoin or a theft of Bitcoin generally will not be reversible, and we may not be capable of seeking compensation for any such transfer or theft since the parties are anonymous. It is possible that, through computer or human error, or through theft or criminal action, our Bitcoin could be transferred from us in incorrect amounts or to unauthorized third parties. To the extent that we are unable to seek a corrective transaction with such third party or are incapable of identifying the third party which has received our Bitcoin through error or theft, we will be unable to revert or otherwise recover incorrectly transferred Bitcoin. The damages from any such loss could adversely affect an investment in us.

The Company’s Bitcoin may be subject to loss, damage, theft or restriction on access.

We believe that the Company’s Bitcoin will be an appealing target to hackers or malware distributors seeking to destroy, damage or steal our cryptocurrency. We cannot guarantee that any security software will prevent such loss, damage or theft, whether caused intentionally, accidentally or by act of God. Access to the Company’s Bitcoin or private key could be restricted by natural events (such as an earthquake or flood) or human actions (such as a terrorist attack). We cannot currently insure the loss of our Bitcoin. While the Company will continue to seek out opportunities to insure or prevent loss of our Bitcoin we cannot ensure that any developments in insurance or technology will reduce the risk of loss of our Bitcoin. The loss or theft of part or all of the Company’s Bitcoin may adversely affect our operations and, consequently, an investment in us.

In the future, we may acquire cryptocurrency that may be held by cryptocurrency exchanges, which will expose us to heightened risks from cybersecurity attacks and financial stability of cryptocurrency exchanges.

Madison and the Borrowers may transfer the Company’s Bitcoin from their wallets to Bitcoin exchanges. Bitcoin not held in wallets are subject to the risks encountered by Bitcoin exchanges including a Disrupted Denial of Service Attack (commonly referred to as a DDoS Attack) or other malicious hacking, loss of the cryptocurrency by the Bitcoin exchange and other risks similar to those described herein. In the future, if we further expand into the cryptocurrency business, we may be subject to similar risks with cryptocurrency exchanges. Bitcoin exchanges do not usually provide insurance and may lack the resources to protect against hacking and theft. If this were to occur, the Company may be materially and adversely affected.

Because our Bitcoin is not subject to FDIC or SIPC protections, we are subject to risk of loss if a party holding our Bitcoin such as Madison becomes insolvent.

We do not hold our Bitcoin with a banking institution covered by the Federal Deposit Insurance Corporation (“FDIC”) or a broker-dealer whose accounts are insured by the Securities Investor Protection Corporation (“SIPC”) and, therefore, our Bitcoin is not subject to the protections enjoyed by depositors with FDIC or SIPC member institutions. If a party holding our Bitcoin becomes insolvent, we have no insurance coverage and are subject to a loss of our Bitcoin.

If a malicious actor or botnet obtains control in excess of 50% of the processing power active on the Bitcoin network, it is possible that such actor or botnet could manipulate the blockchain in a manner that adversely affects an investment in us.

If a malicious actor or botnet (a volunteer or hacked collection of computers controlled by networked software coordinating the actions of the computers) obtains a majority of the processing power dedicated to mining on the Bitcoin network, including the Bitcoin network, it may be able to alter the blockchain by constructing alternate blocks if it is able to solve for such blocks faster than the remainder of the miners on the blockchain can add valid blocks and could control, exclude or modify the ordering of transactions, though it could not generate new Bitcoin or transactions using such control.

The approach towards and possible crossing of the 50% threshold indicate a greater risk that a single mining pool could exert authority over the validation of Bitcoin transactions. To the extent that the Bitcoin ecosystems do not act to ensure greater decentralization of Bitcoin mining processing power, the feasibility of a malicious actor obtaining in excess of 50% of the processing power on the Bitcoin network (e.g., through control of a large mining pool or through hacking such a mining pool) will increase, which may adversely impact an investment in us.

If the award of Bitcoin for solving blocks and transaction fees for recording transactions are not sufficiently high to incentivize miners, miners may cease expending hashrate to solve blocks and confirmations of transactions on the blockchain could be slowed temporarily. A reduction in the hashrate expended by miners on the Bitcoin network could increase the likelihood of a malicious actor obtaining control in excess of 50% of the aggregate hashrate active on such network or the blockchain, potentially permitting such actor to manipulate the blockchain in a manner that adversely affects an investment in us.

Bitcoin miners record transactions when they solve for and add blocks of information to the blockchain. When a miner solves for a block, it creates that block. Typically, Bitcoin transactions will be recorded in the next chronological block if the spending party has an internet connection and at least one minute has passed between the transaction’s data packet transmission and the solution of the next block. If a transaction is not recorded in the next chronological block, it is usually recorded in the next block thereafter.

As the award of new Bitcoin for solving blocks declines, and if transaction fees are not sufficiently high, miners may not have an adequate incentive to continue mining and may cease their mining operations. Any reduction in confidence in the confirmation process or aggregate speed of completing transactions on the Bitcoin network (the hashrate) may negatively impact the value of Bitcoin, which will adversely impact an investment in us.

To the extent Bitcoin mining operations experience low profit margins, their operators are more likely to immediately sell their Bitcoin earned by mining in the Bitcoin exchange market, resulting in a reduction in the price of Bitcoin that could adversely impact an investment in us.

Over the past two years, professionalized Bitcoin mining operations have largely replaced individual users mining with computer processors, graphics processing units and first-generation servers. Professionalized mining operations are of a greater scale than prior miners and have more defined, regular expenses and liabilities. These regular expenses and liabilities may require professionalized mining operations to more immediately sell Bitcoin earned from mining operations on the Bitcoin exchange market, than individual miners in past years. The immediate selling of newly mined Bitcoin greatly increases the supply of Bitcoin on the Bitcoin exchange market, creating downward pressure on the price of each Bitcoin.

The extent to which the value of Bitcoin mined by a professionalized mining operation exceeds the allocable capital and operating costs determines the profit margin of such operation. A professionalized mining operation may be more likely to sell a higher percentage of its newly mined Bitcoin rapidly if it is operating at a low profit margin—and it may partially or completely cease operations if its profit margin is negative. Lower Bitcoin prices could result in further tightening of profit margins, particularly for professionalized mining operations with higher costs and more limited capital reserves, creating a network effect that may further reduce the price of Bitcoin until mining operations with higher operating costs become unprofitable and remove mining power from the respective Bitcoin network. The network effect of reduced profit margins resulting in greater sales of newly mined Bitcoin could result in a reduction in the price of Bitcoin that could adversely impact an investment in us.

Because our business model is evolving, our management and Board of Directors (the “Board”) will have broad discretion in determining what businesses we may enter, whether in the block chain and cryptocurrency area or otherwise.

In March 2018, we began implementing our plan to engage in the cryptocurrency and blockchain business. In March 2018, Yield entered into the NPA, the Bitcoin Agreement and related agreement as described in this Report. We may seek to make other investments in the cryptocurrency and blockchain business. The cryptocurrency and blockchain business is evolving and the future success of business ventures in the cryptocurrency and blockchain business is uncertain. We cannot assure you that we will make further investments or if we do we will be successful.

Normally, we will not require shareholder approval to make acquisitions. Thus, our Board will have broad discretion to enter into agreements without obtaining shareholder approval. We cannot assure you that the ventures approved by the Board will be successful.

General Risks

If we lose the services of our Chief Executive Officer, it could adversely affect our business.

David Lelong, our Chief Executive Officer, is our only employee and director. If we were to lose his services, it would pose significant difficulties to the Company’s ability to continue operations. In addition, it could be costly and time-consuming to identify individuals to replace him if he were to leave, and our operations would be adversely affected.

We do not have life insurance covering Mr. Lelong. Further, the lack of staff and other management support limits Mr. Lelong’s ability to manage and grow our business. Mr. Lelong holds the majority of the Company’s shares of common stock. If Mr. Lelong is seriously injured or dies, the Company would have no employees or directors, and the majority of the Company’s outstanding shares of common stock would become part of Mr. Lelong’s estate and potentially escheat to his state of residence. If we lose the services of Mr. Lelong, it will jeopardize the future of the Company.

Because our Chief Executive Officer has no experience with the cryptocurrency or blockchain business, this inexperience may hamper his ability to make prudent business decisions in dealing with Madison or if we enter new businesses.

Mr. Lelong does not have a background in the blockchain or cryptocurrency business and the Company does not employ anyone who has experience in the blockchain or cryptocurrency business. This lack of experience may adversely affect our future operating results.

If we cannot manage our growth effectively, we may not become profitable.

Businesses which grow rapidly often have difficulty managing their growth. Our staff presently consists of one employee. If we continue to grow as rapidly as we anticipate, we will need to expand our management by recruiting and employing experienced executives and key employees capable of providing the necessary support. We cannot assure you that our management will be able to manage our growth effectively or successfully. Our failure to meet these challenges could cause us to lose money, and your investment could be lost.

Risks Relating to Our Common Stock

As a result of our recent financings we are obligated to issue a substantial number of additional shares of common stock, which will dilute our present shareholders.

In February 2018, we closed a financing transaction issuing a $250,000 Convertible Note. On March 9, 2018, we closed a financing transaction with the same investor  issuing the Junior Lender a $777,202 Note as disclosed in Item 2.03 of this Form 8-K. As a result of the issuance of the Warrants to the Senior Lender, the conversion prices of the $250,000 Convertible Note and the $777,202 Note and exercise prices of 2,054,405 warrants issued to the Junior Lender were  reduced to $0.01 per share as the result of anti-dilution protections in these instruments. We may issue up to approximately 104,775,000 shares if the  Junior Lender converts the Convertible Note and Note and exercises the warrants. Further we issued the Senior Lender 25,000,000 Warrants exercisable at $0.01 per share.  In addition, other Convertible Notes, Convertible Preferred Stock and Warrants obligate us to issue shares of common stock.  In the future, we may grant additional options, warrants and convertible securities. The exercise, conversion or exchange of options, warrants or convertible securities, including for other securities, will dilute the percentage ownership of our shareholders. The dilutive effect of the exercise or conversion of these securities may adversely affect our ability to obtain additional capital. The holders of these securities may be expected to exercise or convert such options, warrants and convertible securities at a time when we would be able to obtain additional equity capital on terms more favorable than such securities or when our common stock is trading at a price higher than the exercise or conversion price of the securities. The exercise or conversion of outstanding warrants, options and convertible securities will have a dilutive effect on the securities held by our shareholders. We have in the past, and may in the future, exchange outstanding securities for other securities on terms that are dilutive to the securities held by other shareholders not participating in such exchange.

Because our common stock is subject to the “penny stock” rules, brokers cannot generally solicit the purchase of our common stock, which adversely affects its liquidity and market price.

The SEC has adopted regulations which generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share, subject to specific exemptions. The market price of our common stock on the OTCQB is presently less than $5.00 per share and therefore we are considered a “penny stock” according to SEC rules. Further, we do not expect our stock price to rise above $5.00 in the immediate future. The “penny stock” designation requires any broker-dealer selling these securities to disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities. These rules limit the ability of broker-dealers to solicit purchases of our common stock and therefore reduce the liquidity of the public market for our shares.

Moreover, as a result of apparent regulatory pressure from the SEC and the Financial Industry Regulatory Authority, a growing number of broker-dealers decline to permit investors to purchase and sell or otherwise make it difficult to sell shares of penny stocks. The “penny stock” designation may continue to have a depressive effect upon our common stock price.

Due to factors beyond our control, our stock price may be volatile.

Any of the following factors could affect the market price of our common stock:

•	The failure of Madison to generate material revenues;
•	The Senior Lender calling the Note prior to our receipt of material revenues;
•	Our failure to generate increasing material revenues;
•	Regulatory changes including new laws and rules which adversely affect companies in the cryptocurrency business;
•	Our public disclosure of the terms of any financing which we consummate in the future;
•	Our failure to become profitable;
•	Our failure to raise working capital;
•	Any acquisitions we may consummate;
•	Announcements by us or our competitors of significant contracts, new services, acquisitions, commercial relationships, joint ventures or capital commitments;
•	Changes in our management;
•	Our failure to meet financial forecasts we or broker-dealers publicly disclose;
•	The sale of large numbers of shares of common stock which we may register in the future;
•	Short selling activities; or
•	Changes in market valuations of similar companies.

In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been instituted. A securities class action suit against us could result in substantial costs and divert our management’s time and attention, which would otherwise be used to benefit our business.

Our common stock may be affected by limited trading volume and price fluctuations, which could adversely impact the value of our common stock.

Until recently, there has been limited trading in our common stock and there can be no assurance that an active trading market in our common stock will either develop or be maintained. Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations, which could adversely affect the market price of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially. These fluctuations may also cause short sellers to periodically enter the market in the belief that we will have poor results in the future. We cannot predict the actions of market participants and, therefore, can offer no assurances that the market for our common stock will be stable or appreciate over time.

Offers or availability for sale of a substantial number of shares of our common stock may cause the price of our common stock to decline.

If our shareholders sell substantial amounts of our outstanding common stock, preferred stock, convertible notes issuable upon the exercise of outstanding warrants or other convertible securities, it could create a circumstance commonly referred to as an “overhang” and in anticipation of which the market price of our common stock could fall. The existence of an overhang, whether or not sales have occurred or are occurring, also could make more difficult our ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate. The shares of our restricted common stock will be freely tradable upon the earlier of: (i) effectiveness of any registration statement covering such shares and (ii) the date on which such shares may be sold without registration pursuant to Rule 144 (or other applicable exemption) under the Securities Act.

Because we may issue preferred stock without the approval of our shareholders and have other anti-takeover defenses, it may be more difficult for a third party to acquire us and could depress our stock price.

In general, our Board may issue, without a vote of our shareholders, one or more additional series of preferred stock that have more than one vote per share, although the Company’s ability to designate and issue preferred stock is currently restricted by covenants under our agreements with prior investors. Without these restrictions, our Board could issue preferred stock to investors who support us and our management and give effective control of our business to our management. Additionally, issuance of preferred stock could block an acquisition resulting in both a drop in our stock price and a decline in interest of our common stock. This could make it more difficult for shareholders to sell their common stock. This could also cause the market price of our common stock shares to drop significantly, even if our business is performing well.

Because we may not be able to attract the attention of major brokerage firms, it could have a material impact upon the price of our common stock.

It is not likely that securities analysts of major brokerage firms will provide research coverage for our common stock since these firms cannot recommend the purchase of our common stock under the penny stock rules referenced in an earlier risk factor. The absence of such coverage limits the likelihood that an active market will develop for our common stock. It may also make it more difficult for us to attract new investors at times when we require additional capital.

Since we intend to retain any earnings for development of our business for the foreseeable future, you will likely not receive any dividends for the foreseeable future.

We have not paid dividends in the past and do not intend to pay any dividends in the foreseeable future, as we intend to retain any earnings for development and expansion of our business operations. As a result, you will not receive any dividends on your investment for an indefinite period of time.

If our common stock becomes subject to a “chill” imposed by the Depository Trust Company, or DTC, your ability to sell your shares may be limited.

The DTC acts as a depository or nominee for street name shares that investors deposit with their brokers. DTC in the last several years has increasingly imposed a chill or freeze on the deposit, withdrawal and transfer of common stock of issuers whose common stock trades on the tiers of the OTC Markets like that of the Company. Depending on the type of restriction, a chill or freeze can prevent shareholders from buying or selling shares and prevent companies from raising money. A chill or freeze may remain imposed on a security for a few days or an extended period of time (in at least one instance a number of years). While we have no reason to believe a chill or freeze will be imposed against our common stock in the future, if it were your ability to sell your shares would be limited. In such event, your investment will be adversely affected.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit
4.1	Form of Senior Note
4.2	Form of Warrants
4.3	Form of Note
4.4	Form of Note Warrants
10.1	Form of Note Purchase Agreement
10.2	Form of Guaranty
10.3	Form of Confidential BTC Lending Program Participation Agreement
10.4	Form of Account Control Agreement
10.5	Form of Subordination Agreement
10.6	Form of SPA

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPORT ENDURANCE, INC.

Date: March 14, 2018	By: /s/ David Lelong
Name:  David Lelong
Title:  Chief Executive Officer